As filed with the Securities and Exchange Commission on August 9, 2023
Registration No. 333-[]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

NATIONAL HEALTH INVESTORS INC.
(Exact name of registrant as specified in its charter)

Maryland	62-1470956
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
222 Robert Rose Drive,
Murfreesboro, TN, 37129
(Address of Principal Executive Offices and Zip)
Amended and Restated National Health Investors Inc. 2019 Stock Incentive Plan
(Full Title of the Plans)

David Travis
Chief Accounting Officer
National Health Investors, Inc.
222 Robert Rose Drive,
Murfreesboro, TN
(615) 890-9100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Susan V. Sidwell, Esq.
Bass Berry & Sims, PLC
150 Third Avenue South, Suite 2800
Nashville, Tennessee 37201
Tel: (615) 742-6200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[x]	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
National Health Investors, Inc., a Maryland corporation (the “Company”), previously registered 3,000,000 shares of its common stock, $0.01 par value per share (“Common Stock”) of the Company, available for grant of awards under the Company’s 2019 Stock Incentive Plan (the “Incentive Plan”). The registration of such shares of Common Stock was filed on a Form S-8 Registration Statement filed with the Securities and Exchange Commission (“SEC”) on August 8, 2019 (Registration Number 333-233129) (the “Prior Registration Statement”).
On March 15, 2023, the Company’s Board of Directors approved an Amended and Restated Incentive Plan (the “Amended and Restated Plan”), subject to shareholder approval to, among other things, increase the number of shares of Common Stock available for issuance under the Amended and Restated Plan by 3,000,000 shares. On May 5, 2023, the Company’s shareholders approved the Amended and Restated Plan. This Registration Statement on Form S-8 is being filed to register the additional 3,000,000 shares of Common Stock available for grant under the Amended and Restated Plan.
Pursuant to General Instruction E of Form S-8, the contents of the Company’s Prior Registration Statement is incorporated herein by reference.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Company with the SEC, pursuant to the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document (except for information “furnished” under Items 2.02, 7.01, or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this Form S-8 unless expressly stated otherwise).
(a) The Company’s Registration Statement on Form S-8 filed August 8, 2019 (File Number 333-233129);
(b) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as filed with the SEC on February 21, 2023 as amended by Form 10-K/A filed February 27, 2023;
(c) The Company’s Definitive Proxy Statement on Schedule 14A as filed with the SEC on March 23, 2023;
(d) The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 as filed with the SEC on May 9, 2023;
(e) The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023 as filed with the SEC on August 8, 2023;
(f) The Company’s Current Reports on Form 8-K as filed with the SEC on March 16, 2023, April 27, 2023, May 9, 2023, June 20, 2023 and;
(g) The description of the Company’s Common Stock as contained in Exhibit 4.7 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as filed with the SEC on February 21, 2023.
The Company is also incorporating by reference all documents filed by us pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act (excluding any information that we furnish, but not file, with the SEC in accordance with SEC rules and regulations) subsequent to the date of this filing and prior to the termination of this offering shall be deemed to be incorporated in this Registration Statement and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Form S-3 Registration Statement No. 333-192322).

4.2 4.3 4.4 4.5 4.6 4.7 4.8 4.9 4.10 4.11 4.12
Articles of Amendment to Articles of Incorporation of National Health Investors, Inc. dated as of June 8, 1994 (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-3 Registration Statement No. 333-194653 of National Health Investors).

Amendment to Articles of Incorporation (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement filed March 21, 2009).

Amendment to Articles of Incorporation approved by shareholders on May 2, 2014 (incorporated by reference to Exhibit 3.2 to the Company’s Form 10-Q filed August 4, 2014)

Amended and Restated Bylaws as approved February 17, 2023, as amended April 27, 2023 (incorporated by reference to Exhibit 3.5 to the Company’s From 10-Q filed May 9, 2023)

Amendment to Articles of Incorporation approved by shareholders on May 6, 2020 (incorporated by reference to Exhibit 3.6 to the Company’s Form 10-Q filed August 10, 2020)

Form of Common Stock Certificate (incorporated by reference to Exhibit 39 to Form S-11 Registration Statement No. 33-41863, filed in paper – hyperlink not required pursuant to Rule 105 of Regulation S-T)

Indenture, dated as of March 25, 2014, between National Health Investors, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to Form 8-K filed March 31, 2014)

First Supplemental Indenture, dated as of March 25, 2014, to the Indenture, dated as of March 25, 2014, between National Health Investors, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to Form 8-K filed March 31, 2014)

Indenture dated as of January 26, 2021, among National Health Investors, Inc. and Regions Bank, as trustee (incorporated by reference to Exhibit 4.1 to Form 8-K filed January 26, 2021)

First Supplemental Indenture dated as of January 26, 2021, among National Health Investors, Inc., Regions Bank, as trustee, and the subsidiary guarantors set forth therein (incorporated by reference to Exhibit 4.2 to Form 8-K filed January 26, 2021)

Second Supplemental Indenture, dated as of March 31, 2022, among National Health Investors, Inc., Regions Bank, as trustee, and the subsidiary guarantors set forth therein (incorporated by reference to Exhibit 4.6 to the Company’s Form 10-Q

5.1*	Opinion of Bass, Berry & Sims PLC.

23.1*	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)

23.2*	Consent of BDO USA, P.A. (Auditor)

23.3*	Consent of Moyer Smith & Roller (Auditor)

24.1*	Power of Attorney (included on signature page).

99.2	Amended and Restated National Health Investors, Inc. 2019 Stock Incentive Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement filed March 23, 2023)
107.1*	Filing Fee Table

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murfreesboro, State of Tennessee on August 9, 2023.

NATIONAL HEALTH INVESTORS, INC.

By:	/s/ D. Eric Mendelsohn
D. Eric Mendelsohn
Chief Executive Officer and President

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature to this Registration Statement appears below hereby constitutes and appoints D. Eric Mendelsohn, the Company’s Chief Executive Officer and President, and John L. Spaid, the Company’s Chief Financial Officer and each of them, any one of whom may act as his attorney-in-fact to execute in the name and behalf of any such person, individually and in the capacity stated below, and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions in this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dated indicated.

Name	Title	Date

/s/ D. Eric Mendelsohn	Chief Executive Officer (Principal Executive Officer), President and Director	August 9, 2023
D. Eric Mendelsohn

/s/ John L. Spaid	Chief Financial Officer (Principal Financial Officer)	August 9, 2023
John L. Spaid

/s/ David L. Travis	Chief Accounting Officer (Principal Accounting Officer)	August 9, 2023
David L. Travis

/s/ W. Andrew Adams	Chairman of the Board	August 9, 2023
W. Andrew Adams

/s/ Robert G. Adams	Director	August 9, 2023
Robert G. Adams

/s/ Tracy M. J. Colden	Director	August 9, 2023
Tracy M. J. Colden

/s/ James R. Jobe	Director	August 9, 2023
James R. Jobe

/s/ Robert A. McCabe, Jr.	Director	August 9, 2023
Robert A. McCabe, Jr.

/s/ Charlotte A. Swafford	Director	August 9, 2023
Charlotte A. Swafford

/s/ Robert T. Webb	Director	August 9, 2023
Robert T. Webb